Exhibit 3.190

 Certificate of Incorporation

WHEREAS, duplicate originals of Articles of incorporation of UNITED TELECOMMUNICATIONS, INC. have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law:

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare UNITED TELECOMMUN1CAT1ONS, INC. a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 5510 Crestwood Drive, Kansas City 64110 perpetual that its period of existence is perpetual and that the amount of its Authorized Shares is 30,000 common @ $1.00 par.

[SEAL]	IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 11th day of August, 1976

/s/ James C. Kirkpatrick
Secretary of State

ARTICLES OF INCORPORATION

OF

UNITED TELECOMMUNICATIONS, INC.

The undersigned, being a natural person of the age of eighteen years or more, for the purpose of forming a corporation under “The General and Business Corporation Law of Missouri”, does hereby adopt the following Articles of Incorporation:

FIRST. The name of the corporation is:

UNITED TELECOMMUNICATIONS, INC.

SECOND. The address of its initial registered office in the State of Missouri is 5510 Crestwood Drive, Kansas City, Missouri 64110, and the name of its initial registered agent at such address is Michael T. Hyde.

THIRD. The aggregate number of shares which the corporation shall have authority to issue shall be 30,000 shares of common stock, each of the par value of $1.00 per share. Each share of the common stock of the corporation shall be entitled to one vote on all matters. In all elections for directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him, multiplied by the number of directors to be ejected, and may cast the whole number of votes for one candidate, or may distribute such votes among two or more candidates.

FOURTH. No holder of shares of any class of this corporation or holder of any security or obligation convertible into shares of any class of this corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this corporation, whether now or hereafter authorized.

FIFTH. The name and place of residence of the incorporator is as follows:

Name	Residence

Michael T. Hyde	5510 Crestwood Drive Kansas City, Missouri 64110

SIXTH. The number of directors to constitute the first board of directors of the corporation is three. Thereafter, the number of directors shall be fixed by, or in the manner provided in, the bylaws of the corporation, and any change in the number of directors shall be reported to the secretary of state within thirty calendar days of such change; provided, however, that the number of directors shall not be less than three.

SEVENTH. The duration of the corporation is perpetual.

EIGHTH. This corporation is organized for profit and is formed for the following purposes:

(a)          To collect, handle, store and transmit voice, data, visual or other communications or messages over or through wires, cables, radio signals or otherwise and to acquire, lease, design, develop, manufacture, construct, assemble, supply, distribute, maintain, sell, operate and manage machinery, equipment, plant, devices and facilities necessary or useful in any way in connection therewith or for others; and to invest in, hold, sell and otherwise deal in real and personal property and the securities of other com-panies, associations, partnerships, corporations and other entities engaged in any of such activities or other activities without limitation and to do and perform any and all acts and things incidental thereto or in connection therewith.

(b)          To buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account real estate, leaseholds and any and all interests or estates therein or appertaining thereto; and to construct, manage, operate, improve, maintain and otherwise deal with buildings, structures and improvements situated or to be situated on any real estate or leasehold.

(c)          To engage in any mining, manufacturing, chemical, metallurgical, processing or related business, and to buy, lease, construct or otherwise acquire, own, hold, use, sell, lease, mortgage or otherwise dispose of, plants, works, facilities and equipment therefor.

(d)          To buy, utilize, lease, rent, import, export, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, sell, lease, mortgage, pledge, hypothecate, distribute and otherwise deal in at wholesale, retail or otherwise, and as principal, agent or otherwise, all commodities, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind without limitation as to description, location or amount.

(e)          To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of:

1.          Any and all inventions, devices, processes and formulae and any improvements and modifications thereof;

2.          Any and all letters patent of the United States or of any other country, state or locality, and all rights con-nected therewith or appertaining thereto;

3.          Any and all copyrights granted by the United States or any other country, state or locality;

4.          Any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state or locality; and to conduct and carry on its business in any or all of its various branches under any trade name or trade names.

(f)          To engage in, carry on and conduct research, experiments, investigations, analyses, studies and laboratory work, for the purpose of discovering new products or to improve products, articles and things, and to buy, construct or otherwise acquire, own, operate, maintain, lease, sell, mortgage or otherwise dispose of, laboratories and similar facilities, plants and any and all other establishments, and to procure, construct, own, use, hold and dispose of all necessary equipment in respect thereof, for the purposes aforesaid.

(g)          To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or sub-divisions thereof, including guaranteeing the performance of any con-tract or any obligation of any person, firm, corporation or other entity.

(h)          To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate or person whatsoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the corporation.

(i)           To purchase or otherwise acquire, hold, sell, pledge, reissue, transfer or otherwise deal in, shares of the corporation’s own stock, provided that it shall not use its funds or property for the pur-chase of its own shares of stock when such use would be prohibited by law, by the articles of incorporation or by the bylaws of the corporation; and, provided further, that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

(j)           To invest, lend and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the corporation, by subscription or otherwise, and to invest in, to hold for investment or for any other purpose, and to use, sell, pledge or otherwise dispose of, and in general to deal in any interest concerning or enter into any transaction with respect to (including “long” and “short” sales of) any stocks, bonds, notes, debentures, certi-ficates, receipts and other securities and obligations of any government, state, municipality, corporation, association or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes and to give consents with respect thereto.

(k)          To borrow or raise money for any purpose of the corporation and to secure any loan, indebtedness or obligation of the corporation and the interest accruing thereon, and for that or any other purpose to mortgage, pledge, hypothecate or charge all or any part of the present or hereafter acquired property, rights and franchises of the corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

(1)          To do any or all of the things hereinabove enumerated alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

(m)          To have one or more offices, to conduct its business, carry on its operations and promote its objects within and without the State of Missouri, in other states, the District of Columbia, the territories, colonies and dependencies of the United States, in foreign countries and anywhere in the world, without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do and in any part of the world, either alone or in company with others.

(n)          To invest its surplus funds from time to time and to lend money and to take and hold real and personal property for the payment of funds so invested or loaned.

(o)          To elect or appoint directors, officers and agents of the corporation, and to define their duties and fix their compensation, and to indemnify directors, officers and employees to the extent and in the manner permitted by law.

(p)          To have and exercise all powers necessary or convenient to effect any or all of the purposes for which the corporation is formed.

(q)          In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of general and business corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

None of the purposes and powers specified in any of the paragraphs of this Article EIGHTH shall be in any way limited or restricted by reference to or inference from the terms of any other paragraph, and the purposes and powers specified in each of the paragraphs of this Article EIGHTH shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this Article EIGHTH shall not be construed to restrict in any manner the general purposes and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes or powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this corporation has power to exercise, whether expressly by the laws of the State of Missouri, now or hereafter in effect, or impliedly by any reasonable construction of such laws.

NINTH. (a) Except as may be otherwise specifically provided by statute, or the articles of incorporation or the bylaws of the corporation, as from time to time amended, all powers of management, direction and control of the property and business of the corporation shall be, and hereby are, vested in the board of directors.

(b)          The bylaws of the corporation may from time to time be altered, amended, suspended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the affirmative vote, at any annual or special meeting of the shareholders, of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote, or (ii) by resolution adopted by a majority of the full board of directors at a meeting thereof, or (iii) by unanimous written con-sent of all the shareholders or all the directors in lieu of a meeting; provided, however, that the power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

TENTH. The corporation reserves the right to alter, amend or repeal any provision contained in its articles of incorporation in the manner now or hereafter prescribed by the statutes of Missouri, and ail rights of shareholders herein are subject to this reservation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 10th day of August, 1976.

/s/ Michael T. Hyde
Michael T. Hyde

[SEAL]

Certificate of Amendment

WHEREAS, SPRINT CORPORATION (FORMERLY: UNITED TELECOMMUNICATIONS, INC.) a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law.

NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri. do hereby certify that I have filed said Certificate of Amendment, as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

[SEAL]	IN TESTIMONY WHEREOF, I hereunto set my hand and affix the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 26th day of February, 1992.

/s/ Roy D. Blunt
Secretary of State

[SEAL]

STATE OF MISSOURI . . . Office of Secretary of State
ROY D. BLUNT, Secretary of State

Amendment of Articles of Incorporation
(To be submitted in duplicate)

HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.           The present name of the Corporation is UNITED TELECOMMUNICATIONS, INC. The name under which it was originally organized was UNITED TELECOMMUNICATIONS, INC.

2.           An amendment to the Corporation’s Articles of Incorporation was adopted by the sole shareholder by unanimous consent on February 4, 1992

3. Article Number   1   is amended to read as follows:

The name of the corporation is:          SPRINT CORPORATION

4.           Of the   10  shares outstanding,   10  of such shares were entitled to vote on such amendment.  The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
None

5.           The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	10

6.           If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

N/A

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value a., changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

N/A

7.           If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

N/A

IN WITNESS WHEREOF, the undersigned, Don A. Jensen, Vice President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 17th day of February, 1992.

PLACE CORPORATE SEAL HERE IF NO SEAL STATE “NONE”

UNITED TELECOMMUNICATIONS, INC.
Name of Corporation

ATTEST:

/s/ Michael T. Hyde	By	/s/ Don A. Jensen
Secretary		Vice President
Michael T. Hyde		Don A. Jensen

STATE of MISSOURI

James C. Kirkpatrick, Secretary of State

Corporation Division

Statement of Change of Registered Agen or Registered Office by Foreign or Domestic Corporation

INSTRUCTIONS

There is no fee for filing this statement. It must be filed in DUPLICATE (both copies signed and notarized).

The statement should be sealed with the corporate seal. If it does not have a seal, write “no seal” where the seal would otherwise appear.

The registered office may be, but need not be, the same as the place of business of the corporation, but the registered office and the business address of the agent must be the same. The corporation cannot act as its own registered agent.

Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State. These forms are available upon request from the Office of the Secretary of State.

To SECRETARY OF STATE, Jefferson City, Missouri.	Charter No. 00185460

The undersigned corporation, organized and existing under the laws of the State of Missouri  for the purpose of changing its registered agent or its registered office, or both, in Missouri as provided by the provisions )f “The General and Business Corporation Act of Missouri,” represents that:

1.           The name of the corporation is United Telecommunications, Inc.

2.           The name of its PRESENT registered agent (before change) is Michael T. Hyde

3.           The name of the new registered agent is  John R. Bancroft

4.           The address, including street number, if any, of its PRESENT registered office (before change) is 5510 Crestwood Drive, Kansas City, Missouri 64110

5.           Its registered office (including street number, if any change is to be made) is hereby CHANGED TO 1700 Bryant Building, 1102 Grand Avenue Kansas City, Missouri 64106

6.           The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

OVER

7.          Such change was authorized by resolution duly adopted by the board of directors.

IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its PRESIDENT OR VICE-PRESIDENT, attested by its SECRETARY OR ASSISTANT SECRETARY this 3rd day of August, A.D. 1977

UNITED TELECOMMUNICATIONS, INC.
Name of Corporation

(Corporate Seal)	By	/s/ Don A. Jensen
Vice President

ATTEST:

/s/ James B. Wright
SECRETARY

STATE OF MISSOURI . . . Office of Secretary of State
ROY D. BLUNT, Secretary of State

STATEMENT OF CHANGE OF REGISTERED AGENT
OR REGISTERED OFFICE

INSTRUCTIONS

The filing fee for this change is $5.00.
Change must be filed in DUPLICATE.
The registered office may be, but need not be, the same as the place of business of the corporation or limited partnership, but the registered office and the business address of the agent must be the same. The corporation or limited partnership cannot act as its own registered agent.
Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State. Forms are available upon request.

Charter No 00185460

The undersigned corporation or limited partnership, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent “The General and Business Corporation Act of “Missouri,” or the “Missouri Uniform Limited Partnership Law,” represents that:

(1)	The name of the corporation/ltd. partnership is:

United Telecommunications, Inc.

(2)	The name of its registered agent before this change is:

John Bancroft

(3)	The name of the new registered agent is:

C T CORPORATION SYSTEM

(4)	The address, including street number, if any, of its registered office before this change is:

2600 Grand Ave., Kansas City, MO 64108

(5)	Its registered office (including street number, if any change is to be made) is hereby CHANGED TO:

906 Olive Street, St. Louis, Missouri 63101

(6)	The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

(7)	Such change was authorized by resolution duly adopted by the board of directors of the corporation or by the limited partnership.

IN WITNESS WHEREOF, the undersigned corporation or limited partnership has caused this report to be executed in its name by its PRESIDENT or VICE PRESIDENT of the corporation, or GENERAL PARTNER of the limited partnership, and attested to by the assistant secretary if a corporation on the 20th day of August, 1991.

United Telecommunications, Inc.
Name of Corporation or limited partnership

(CORPORATE SEAL) If no seal, state “none”	By	/s/ Don A. Jensen
Vice President of corporation or General Partner of limited partnership

ATTEST:

/s/ Michael T. Hyde
Secretary of corporation

SECRETARY OF STATE
P.O. BOX 778
JEFFERSON CITY, MO 65102